Exhibit 99.1

ITG Reports Third Quarter 2017 Results

Strong International Results Including Record Asia Pacific Revenues and Earnings Offset Weak U.S. Market

NEW YORK, November 1, 2017 – ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights

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GAAP net loss of $47.0 million, or $1.42 per diluted share, and adjusted net loss of $3.6 million, or $0.11 per diluted share. This compares to a GAAP net loss of $23.9 million, or $0.73 per diluted share, and an adjusted net loss of $2.8 million, or $0.08 per diluted share, for the third quarter of 2016.

-

GAAP results for the third quarter of 2017 included a non-cash charge of $42.3 million, or $1.28 per diluted share, to establish a full valuation allowance for U.S. deferred tax assets recorded as of June 30, 2017, as well as a charge of $1.1 million, or $0.03 per diluted share, in intangible write-downs and legal fees related to the planned establishment of the Matrix derivatives venture announced in September 2017.

The determination to establish the full valuation allowance on U.S. deferred tax assets was based on prevailing accounting guidance related to recent cumulative losses, which limits the ability to consider other subjective evidence to support deferred tax assets, such as forecasts of future profits. This non-cash charge does not limit the Company’s ability to utilize the underlying deferred tax assets against future profits in the U.S jurisdiction.

In addition to the valuation allowance related to prior periods noted above, the Company also established a valuation allowance on U.S. deferred taxes that arose during the third quarter of 2017 totaling $5.9 million, or $0.18 per diluted share, including $0.4 million, or $0.01 per diluted share, associated with the costs incurred to establish the planned Matrix derivatives venture. The valuation allowance related to the adjusted pre-tax loss in the U.S. jurisdiction during the current period was included in adjusted results so investors can see the impact of the revised assessment of U.S. deferred tax assets.

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GAAP results for the third quarter of 2016 included the establishment of a reserve and related legal fees for the SEC settlement regarding discontinued activity involving pre-released American Depositary Receipts (ADRs), a translation gain related to the wind-down of the Company’s Israel entity, proceeds from an insurance claim related to the arbitration settlement with ITG’s former CEO and the amount expensed for upfront awards granted to ITG’s current CEO.

-	Revenues of $114.5 million, compared to revenues of $104.2 million in the third quarter of 2016.
-

GAAP expenses of $116.5 million and adjusted expenses of $115.4 million compared to GAAP expenses of $132.0 million and adjusted expenses of $109.7 million in the third quarter of 2016.  Adjusted expenses for the third quarter of 2017 and the third quarter of 2016 exclude the charges listed above.

-	GAAP pre-tax loss of $2.0 million and an adjusted pre-tax loss of $0.9 million, compared to a GAAP pre-tax loss of $27.8 million and an adjusted pre-tax loss $5.5 million in the third quarter of 2016.
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Average daily trading volume in the U.S. was 125 million shares versus 116 million shares in the third quarter of 2016. POSIT® average daily U.S. volume was 54 million shares compared to 45 million shares in the third quarter of 2016.

-	Total average daily U.S. volume traded through POSIT Alert® was 14 million shares, compared to 11 million shares in the third quarter of 2016.

-

In Europe, average daily value traded in POSIT was $1.0 billion compared to $0.9 billion in the third quarter of 2016, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe rose 76% compared to the third quarter of 2016.

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Repurchased approximately 120,000 shares of common stock for a total of $2.4 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled $261 million for a total of 17.0 million shares, resulting in a decrease in shares outstanding, net of issuances, of approximately 25%.

Commenting on the results, ITG President and Chief Executive Officer, Frank Troise, said, “We are making progress on our Strategic Operating Plan, enhancing client offerings in execution, liquidity, workflow technology and analytics. Our international operations continue to demonstrate momentum, with Asia Pacific posting new records and Europe and Canada performing well.  In the U.S., we are diligently working to close the profitability gap.”

Third Quarter Regional Segment Results

North American revenues were $62.5 million in both the third quarters of 2017 and 2016.

ITG reported a net loss of $8.6 million in North America in the third quarter of 2017, including a $1.7 million charge, related to headcount reductions in the U.S. In addition, deferred tax benefits on U.S. operations that arose in the third quarter totaling $3.5 million were fully offset by a valuation allowance. North American net loss was $4.8 million in the third quarter of 2016.

U.S. revenues in the third quarter of 2017 were $47.4 million, compared to $48.8 million in the third quarter of 2016. Canada revenues in the third quarter of 2017 were $15.1 million, compared to $13.7 million in the third quarter of 2016.

Europe and Asia Pacific revenues were $51.6 million in the third quarter of 2017, up from $41.4 million in the third quarter of 2016.

ITG reported net income for its Europe and Asia Pacific operations of $10.0 million in the third quarter of 2017, compared to $4.7 million in the third quarter of 2016.

European revenues were $36.3 million in the third quarter of 2017, up from $28.9 million in the third quarter of 2016.

Asia Pacific revenues were a record $15.3 million in the third quarter of 2017, up from $12.5 million in the third quarter of 2016, driven in part by a new quarterly record for the average daily value traded in POSIT Alert in the region.

Corporate activity reduced GAAP net income by $48.4 million in the third quarter of 2017 and $23.8 million in the third quarter of 2016. Corporate activity in the third quarter of 2017 included a $42.3 million non-cash charge to establish a full valuation allowance for U.S. deferred tax assets recorded as of June 30, 2017, as well charges and legal fees related to the planned establishment of the Matrix derivatives venture. In addition, Corporate activity included the impact of a valuation allowance on deferred benefits that arose on Corporate activity in the U.S. jurisdiction during the third quarter of $2.4 million, of which $0.4 million related to the costs incurred to establish the planned Matrix derivatives venture. Corporate activity in the third quarter of 2016 included the establishment of a reserve for the SEC settlement regarding discontinued activity involving pre-released ADRs and related legal fees, the translation gain related to the wind-down of the Company’s Israel entity, the recovery of legal fees from insurance related to the arbitration settlement with ITG’s former CEO and charges related to upfront awards to ITG’s current CEO.

Corporate activity includes investment income and non-operating revenues and gains, as well as costs not associated with operating the businesses within ITG's regional segments including, costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating expenses.

Year-to-Date Results

For the first nine months of 2017, revenues were $356.9 million, GAAP net loss was $37.0 million, or $1.12 per diluted share, and adjusted net income was $6.3 million, or $0.18 per diluted share.

For the first nine months of 2016, revenues were $349.5 million and adjusted revenues were $347.0 million, GAAP net loss was $31.6 million, or $0.96 per diluted share, and adjusted net loss was $1.7 million, or $0.05 per diluted share.

Conference Call on 3Q17 Results

An investor conference call to discuss ITG’s results will be held today at 8:00 am ET. Those wishing to listen to the call should dial 1-844-881-0134  (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available at: investor.itg.com. A replay will be available for one week by dialing 1-877-344-7529  (1-412-317-0088 outside the U.S.) and entering replay number 10112617. The replay will be available starting approximately one hour after the completion of the conference call.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP. Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, write-offs and impairments, charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted revenues, adjusted expenses, adjusted pre-tax (loss) income, adjusted income tax expense (benefit), adjusted net (loss) income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of adjusted revenues, adjusted expenses, adjusted pre-tax (loss) income, adjusted income tax expense (benefit), adjusted net (loss) income and adjusted EBITDA to revenues, expenses, (loss) income before income tax expense (benefit), income tax expense (benefit), net loss and related per share amounts as determined in accordance with GAAP for the three and nine months ended September 30, 2017 and September 30, 2016, are provided in the accompanying supplemental tables at the end of this release.

Forward Looking Statements

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “trend,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2016 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations and customer or shareholder reaction to, or further proceedings or sanctions based on, such matters, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to recognize its deferred tax assets, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, operational risks related to misconduct or errors by our employees or entities with which we do business, cash flows into or redemptions from equity mutual funds, ability to meet the capital and liquidity requirements of our securities business and the related clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Commissions and fees	$93,475	$83,485	$293,919	$277,141
Recurring	18,930	19,214	56,813	63,220
Other	2,126	1,486	6,215	9,102
Total revenues	114,531	104,185	356,947	349,463

Expenses:
Compensation and employee benefits	46,755	45,127	139,433	145,906
Transaction processing	23,428	20,799	73,766	65,731
Occupancy and equipment	14,945	13,849	45,247	41,893
Telecommunications and data processing services	12,189	13,720	36,345	43,341
Restructuring charges	—	—	—	4,355
Other general and administrative	18,670	37,927	53,684	87,663
Interest expense	499	561	1,529	1,668
Total expenses	116,486	131,983	350,004	390,557
(Loss) income before income tax expense (benefit)	(1,955)	(27,798)	6,943	(41,094)
Income tax expense (benefit)	45,012	(3,887)	43,965	(9,460)
Net loss	$(46,967)	$(23,911)	$(37,022)	$(31,634)
Loss per share:
Basic	$(1.42)	$(0.73)	$(1.12)	$(0.96)
Diluted	$(1.42)	$(0.73)	$(1.12)	$(0.96)
Basic weighted average number of common shares outstanding	33,105	32,725	33,060	33,006
Diluted weighted average number of common shares outstanding	33,105	32,725	33,060	33,006

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues by Geographic Region:
U.S. Operations	$47,403	$48,774	$153,559	$173,677
Canadian Operations	15,055	13,719	47,521	45,605
European Operations	36,256	28,894	111,707	92,236
Asia Pacific Operations	15,327	12,502	42,990	34,539
Corporate (non-product)	490	296	1,170	3,406
Total Revenues	$114,531	$104,185	$356,947	$349,463

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues by Product Group:
Execution Services	$80,141	$70,240	$253,225	$243,441
Workflow Technology	22,553	22,723	69,005	69,410
Analytics	11,347	10,926	33,547	33,206
Corporate (non-product)	490	296	1,170	3,406
Total Revenues	$114,531	$104,185	$356,947	$349,463

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Cash and cash equivalents	$238,793	$277,977
Cash restricted or segregated under regulations and other	13,562	40,353
Deposits with clearing organizations	81,056	62,556
Securities owned, at fair value	1,747	2,557
Receivables from brokers, dealers and clearing organizations	207,598	152,294
Receivables from customers	93,825	54,486
Premises and equipment, net	56,698	59,333
Capitalized software, net	40,641	38,606
Goodwill	10,962	10,102
Intangibles, net	14,291	15,390
Income taxes receivable	2,738	873
Deferred tax assets	4,663	38,688
Other assets	27,471	22,070
Total assets	$794,045	$775,285
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$158,931	$174,343
Short-term bank loans	101,996	72,150
Payables to brokers, dealers and clearing organizations	106,628	100,188
Payables to customers	44,125	12,272
Securities sold, not yet purchased, at fair value	42	249
Income taxes payable	5,211	4,552
Deferred tax liabilities	2,448	—
Term debt	2,404	6,367
Total liabilities	421,785	370,121
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,605,650 and 52,456,165 shares issued at September 30, 2017 and December 31, 2016, respectively	526	525
Additional paid-in capital	245,669	248,748
Retained earnings	491,683	536,350
Common stock held in treasury, at cost; 19,546,278 and 19,830,032 shares at September 30, 2017 and December 31, 2016, respectively	(343,834)	(346,482)
Accumulated other comprehensive income (net of tax)	(21,784)	(33,977)
Total stockholders’ equity	372,260	405,164
Total liabilities and stockholders’ equity	$794,045	$775,285

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Total revenues	$114,531	$104,185	$356,947	$349,463
Less:
Other revenues - gains (1)	—	—	—	(2,438)
Adjusted revenues	$114,531	$104,185	$356,947	$347,025

Total expenses	$116,486	$131,983	$350,004	$390,557
Less:
Impairment of customer intangible asset (2)	(325)	—	(325)	—
Legal costs related to the planned formation of the derivatives venture (2)	(750)	—	(750)	—
Reserve for settlement related to ADRs and associated costs (3)	—	(23,743)	—	(23,743)
Restructuring (4)	—	—	—	(4,355)
Upfront compensation awards for current CEO (5)	—	(541)	—	(3,857)
Arbitration case with former CEO and associated costs (6)	—	941	—	(6,580)
Gain from currency translation adjustment (7)	—	1,066	—	1,066
Adjusted expenses	$115,411	$109,706	$348,929	$353,088

(Loss) income before income tax expense (benefit)	$(1,955)	$(27,798)	$6,943	$(41,094)
Effect of adjustments	1,075	22,277	1,075	35,031
Adjusted pre-tax (loss) income	$(880)	$(5,521)	$8,018	$(6,063)

Income tax expense (benefit)	$45,012	$(3,887)	$43,965	$(9,460)
Tax effect of adjustments (1) (3) (4) (5) (6)	—	1,125	—	5,101
Valuation allowance for U.S. deferred tax assets arising in periods prior to the third quarter of 2017 (8)	(42,262)	—	(42,262)	—
Adjusted income tax expense (benefit)	$2,750	$(2,762)	$1,703	$(4,359)

Net loss	$(46,967)	$(23,911)	$(37,022)	$(31,634)
Net effect of adjustments	43,337	21,152	43,337	29,930
Adjusted net (loss) income	$(3,630)	$(2,759)	$6,315	$(1,704)

Diluted loss per share	$(1.42)	$(0.73)	$(1.12)	$(0.96)
Net effect of adjustments	1.31	0.65	1.30	0.91
Adjusted diluted (loss) income per share	$(0.11)	$(0.08)	$0.18	$(0.05)

Notes:

(1)

In the second quarter of 2016, the Company received insurance proceeds of $2.4 million from its corporate insurance carrier to settle a claim for lost profits arising from an August 2015 outage in its outsourced primary data center in the U.S. Additionally, the Company generated a nominal gain on the completion of the sale of its investment research operations in May 2016.

(2)

In the third quarter of 2017, the Company deemed the remaining value of a customer intangible asset recorded in ITG Derivatives of $0.3 million fully impaired and incurred legal fees related to the planned formation of the Matrix derivatives venture of $0.8 million (Note: the venture is expected to launch by the first quarter of 2018 subject to the receipt of required regulatory approvals and satisfaction of other customary closing conditions).

(3)

In the third quarter of 2016, the Company accrued $22.1 million for a settlement with the SEC with respect to an inquiry involving discontinued activity in pre-released ADRs and incurred legal fees related to this matter of $1.6 million.

(4)

During the first half of 2016, the Company incurred restructuring charges of $4.3 million related to (a) the reduction in its high-touch trading and sales organizations and (b) the closing of its U.S. matched-book securities lending operations and its Canadian arbitrage trading desk.

(5)

The Company’s current Chief Executive Officer was granted cash and stock awards upon the commencement of his employment in January 2016, a significant portion of which replaced awards he forfeited at his former employer. Due to U.S. tax regulations, only a small portion of the amount expensed for these awards was eligible for a tax deduction.

(6)

In the first half of 2016, the Company incurred a charge of $4.8 million, net of an insurance recovery of $0.5 million, to settle an arbitration case with its former CEO and incurred legal fees of $2.7 million. In the third quarter of 2016, the Company recorded a reimbursement of $0.9 million of these legal fees from its insurance carrier.

(7)

In the third quarter of 2016, the Company substantially completed the liquidation of its investment in its Israel entity that ceased operations in December 2013. During its period of ownership and through December 2013, the Company had accumulated foreign exchange translation gains as a component of equity, which have been reclassified as a gain that reduced other general and administrative expenses in the Consolidated Statement of Operations.

(8)

In the third quarter of 2017, the Company determined that it was appropriate to establish a full valuation allowance on its U.S. deferred tax assets, of which $42.3 million related to periods prior to the third quarter of 2017.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Loss (1)(2)	$(46,967)	$(23,911)	$(37,022)	$(31,634)
Impact of adjustments, after-tax	43,337	21,152	43,337	29,930
Adjusted net (loss) income	(3,630)	(2,759)	6,315	(1,704)

Deduct:
Investment income	(471)	(281)	(1,120)	(904)

Add Back:
Interest expense	499	561	1,529	1,668
Income tax expense (benefit)	45,012	(3,887)	43,965	(9,460)
Tax effect of adjustments	—	1,125	—	5,101
Valuation allowance for U.S. deferred tax assets arising in periods prior to the third quarter of 2017	(42,262)	—	(42,262)	—
Depreciation and amortization	11,250	10,767	33,687	32,450
Adjusted earnings before interest, taxes, depreciation, and amortization	$10,398	$5,526	$42,114	$27,151

Notes:

(1)	Net loss includes pre-tax charges for non-cash stock-based compensation of $4.9 million for both the three months ended September 30, 2017 and 2016.
(2)	Net loss includes pre-tax charges for non-cash stock-based compensation of $15.7 million and $19.4 million for the nine months ended September 30, 2017 and 2016, respectively.

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